EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-132293, 333-58320, 333-59354, 333-156471, 333-151746 and 333-159814) of Flowers Foods, Inc. of our report dated March 3, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Atlanta, Georgia
March 3, 2010

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